Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-24071 of Versatility Inc. on Form S-8 of our report dated April 28, 1998 (which expresses an unqualified opinion and includes explanatory paragraphs relating to the going concern uncertainty described in Note 1 and to the restatement described in Note 13) appearing in the Annual Report on Form 10-K/A of Versatility Inc. for the year ended April 30, 1997.

DELOITTE & TOUCHE LLP



Washington, DC
April 28, 1998